Rule 424(b)(2)
Registration No. 333-150298
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate	Amount of Registration
Securities Offered	Offering Price	Fee(1)
Senior Notes	$1,025,000,000	$40,283.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
PRICING SUPPLEMENT NO 4 DATED JUNE 3, 2008 TO
PROSPECTUS DATED APRIL 17, 2008,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED APRIL 25, 2008,
AND SUPPLEMENTAL TO THE OFFICERS’ CERTIFICATE AND COMPANY ORDER DATED APRIL 25, 2008
U.S. BANCORP
Medium-Term Notes, Series R (Senior)
Medium-Term Notes, Series S (Subordinated)

CUSIP No.:	91159HGQ7
Series:
☑      Series R (Senior)
☐      Series S (Subordinated)
Form of Note:
☑      Book-Entry
☑      Certificated

Principal Amount:	$1,025,000,000.00

Trade Date:	Tuesday, June 03, 2008

Original Issue Date:	Thursday, June 05, 2008

Maturity Date:	Friday, June 04, 2010
Base Rate (and, if applicable,
related Interest Periods):
☐      Fixed Rate Note
☐      Commercial Paper Note
☐      Federal Funds Note
☑      LIBOR Note
☐      EURIBOR Note
☐      Prime Rate Note
☐      CD Rate Note
☐      Treasury Rate Note
☐      CMT Rate Note
☐      Other Base Rate
☐      Zero Coupon Note

Agent’s Commission:	$ 604,750.00
Redemption Terms:	Not Applicable
Other Terms:

Name of Agent and Delivery Instructions:
Wachovia Securities

DTC# 250

Issue Price (Dollar Amount and Percentage of Principal Amount):

Amount:	$1,024,395,250.00 /	99.9410%

Proceeds to the Company:	$1,024,395,250.00

Interest Rate/Initial Interest Rate:

Interest Payment Dates:	Quarterly, on the 4th of each September,
December, March and June

Regular Record Date:	15 Calendar Days Prior

Interest Determination Date:	2 Business Days Prior

Interest Reset Date:	Quarterly, on the 4th of each September,
December, March and June

Index Source:	LIBOR01 (Reuters)
Index Maturity:	3 month
Spread:	0.400%

Spread Multiplier:
Maximum Interest Rate:

Day Count:	Act/360
Minimum Interest Rate:

For Original Issue Discount Notes:
Original Issue Discount %:

Yield to Maturity:
Original Issue Discount Notes:

☐	Subject to special provisions set forth therein with respect to the prinipal amount thereof payable upon any redemption or acceleration of the maturity thereof.

☐	For Federal income tax purposes only.
Signature
/s/ Kenneth D. Nelson

(Authorized signature)
/s/ Lynn D. Flagstad

(Authorized signature)